UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              FORM 8-A/A (Number 2)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          HEALTH RISK MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)


                  Minnesota                                  41-1407404
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                          10900 Hampshire Avenue South
                          Minneapolis, Minnesota 55438

                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

         None                                     Not Applicable

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         On April 10, 1997, Health Risk Management, Inc. (the "Company") filed with the Securities and Exchange Commission a Registration Statement on Form 8-A to register Preferred Stock Purchase Rights issuable in accordance with the terms of the Rights Agreement dated April 4, 1997 (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A. ("Norwest"), as Rights Agent. On October 1, 1999, the Company and Norwest entered into a First Amendment to Rights Agreement in order to amend the definition of "Continuing Director" contained in Section 1(g) of the Rights Agreement.

         On May 19, 2000, the Company and Norwest entered into a Second Amendment to Rights Agreement (the "Second Amendment") in order to amend the definition of "Acquiring Person" contained in Section 1(a) of the Rights Agreement.

         The Second Amendment is filed as an exhibit to this Form 8-A/A and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to full text of the Second Amendment and of the Rights Agreement.


Item 2.  Exhibits.

         Exhibit No.       Description

                  1 Rights Agreement dated as of April 4, 1997 between Health Risk Management, Inc. and Norwest Bank Minnesota, N.A. as Rights Agent, together with the following exhibits thereto:

                           (A) Certificate of Designations of Series A Preferred Stock of Health Risk Management, Inc.

                           (B) Summary of Rights to Purchase Shares of Series A Preferred Stock which, together with certificates representing the outstanding Common Stock of Health Risk Management, Inc., shall represent the Rights prior to the Distribution Date

                           (C) Form of Right Certificate (pursuant to the Rights Agreement, Right Certificates will not be delivered until as soon as practicable after the Distribution Date)

                           (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, File No. 000-18902, filed April 10, 1997)

                  2 First Amendment to Rights Agreement dated as of October 1, 1999 between Health Risk Management, Inc. and Norwest Bank Minnesota, N.A. as Rights Agent (incorporated by reference to Exhibit 2 to the Company's Amendment to Registration Statement on Form 8-A, File No. 000-18902, filed October 21, 1999)

                  3 Second Amendment to Rights Agreement dated as of May 19, 2000 between Health Risk Management, Inc. and Norwest Bank Minnesota, N.A. as Rights Agent


                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  HEALTH RISK MANAGEMENT, INC.


June 8, 2000                      By:     /s/ Gary T. McIlroy, M.D.
                                          Gary T. McIlroy, M.D.
                                          Chairman and Chief Executive Officer

                          HEALTH RISK MANAGEMENT, INC.
                                   FORM 8-A/A

                                  Exhibit Index



         Exhibit           Description

                  1 Rights Agreement dated April 4, 1997 between Health Risk Management, Inc. and Norwest Bank Minnesota, N.A., with the following exhibits thereto:

                           (A) Certificate of Designation of Series A Preferred Stock (Exhibit A to Rights Agreement)

                           (B) Summary of Rights to Purchase Shares of Series A Preferred Stock (Exhibit B to Rights Agreement)

                           (C) Form of Right Certificate (Exhibit C to Rights Agreement)

                           (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, File No. 000-18902, filed April 10, 1997)

                  2 First Amendment to Rights Agreement dated as of October 1, 1999 between Health Risk Management, Inc. and Norwest Bank Minnesota, N.A. as Rights Agent (incorporated by reference to Exhibit 2 to the Company's Amendment to Registration Statement on Form 8-A, File No. 000-18902, filed October 21, 1999)

                  3 Second Amendment to Rights Agreement dated as of May 19, 2000 between Health Risk Management, Inc. and Norwest Bank Minnesota, N.A. as Rights Agent